UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2022 (December 21, 2022)

InterPrivate III Financial Partners Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40151	85-3069266
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 920-0125
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	IPVF.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	IPVF	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	IPVF WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 21, 2022, InterPrivate III Financial Partners Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to extend the date by which the Company must complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination involving the Company and one or more businesses (a “business combination”) from March 9, 2023 to to April 9, 2023, and to allow the Company to elect to further extend in one-month increments up to two additional times, or a total of up to three months after March 9, 2023, until June 9, 2023.

The following is a tabulation of the votes with respect to the Extension Amendment Proposal and Liquidation Amendment Proposal, which were approved by the Company’s stockholders:

1.	The Extension Amendment Proposal. A proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to extend the date by which the Company must consummate a business combination (the “Extension”) from March 9, 2023 (the date which is 24 months from the closing date of the Company’s initial public offering of our units (the “IPO”)) to April 9, 2023 (the date that is 25 months from the closing date of the IPO) (the “Extended Date”), and to allow the Company, without another stockholder vote, by resolution of the Company’s board of directors (the “Board”), to elect to further extend the Extended Date in one-month increments up to two additional times, or a total of up to three months after the Current Outside Date, until June 9, 2023 (each, an “Additional Extended Date”), unless the closing of a business combination should have occurred prior thereto. The Extension Amendment Proposal was approved. The final voting tabulation for this proposal was as follows:

For	Against	Abstain
25,155,744	454	100

2.	The Liquidation Amendment Proposal. A proposal to amend the Company’s Charter to permit the Company’s Board, in its sole discretion, to elect to wind up the Company’s operations on an earlier date than the Extended Date or Additional Extended Date, as applicable (including prior to the Current Outside Date), as determined by our Board and included in a public announcement; provided, that at such earlier date, the Company is not then party to a definitive agreement in respect of its initial business combination that has not been terminated in accordance with its terms. The Liquidation Amendment Proposal was approved. The final voting tabulation for this proposal was as follows:

For	Against	Abstain
25,156,034	264	0

In connection with the Special Meeting, stockholders holding an aggregate of 23,873,324 shares of the Company’s Class A common stock exercised their right to redeem their shares for approximately $10.10 per share of the funds held in the Company’s trust account, leaving approximately $20.6 million in cash in the trust account after satisfaction of such redemptions.

In addition, on December 27, 2022, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware. A copy of the Charter Amendment is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment to the Registrant’s Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File-Embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPRIVATE III FINANCIAL PARTNERS INC.

By:	/s/ Ahmed Fattouh
	Name:	Ahmed Fattouh
	Title:	Chairman and Chief Executive Officer

Date: December 27, 2022

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